Exhibit 99.2

FOR IMMEDIATE RELEASE

SAEXPLORATION ANNOUNCES $60 MILLION OF NEW PROJECTS IN ALASKA AND SOUTHEAST ASIA

March 7, 2019 – Houston, TX – SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCQB: SXPLW), or SAE, today announced a combined $60 million of new projects in Alaska and Southeast Asia.

The project in Alaska is for onshore data acquisition and data processing services to be performed in the North Slope region. Due to the seasonal limitations of working in this region, this new Alaska project is expected to be a multi-season program, with some operations during the first half of 2019 and the remaining operations in the first quarter of 2020. The project in Southeast Asia is for ocean-bottom marine data acquisition services to be performed during Q2 2019. This new marine project will be conducted in shallow water depths of up to 60 meters utilizing the latest ocean-bottom nodal recording technology and is expected to last approximately 30 days.

Jeff Hastings, Chairman and CEO of SAE, commented “These new projects are the product of hard work and market positioning lining up with a rebalancing of capacity and demand in our niche markets. The new project in Alaska will utilize the remaining capacity of our North Slope crew for the current winter season, and substantially book the same crew for next winter. We believe these new projects, especially the work on the North Slope, will give us a great opportunity to realize incremental value through a reduction of rental costs from our new equipment profile.”

About SAExploration Holdings, Inc.

SAE is an international oilfield services company offering a full range of vertically-integrated seismic data acquisition, data processing and interpretation, and logistical support services throughout North America, South America, Asia Pacific, Africa and the Middle East. In addition to the acquisition of 2D, 3D, time-lapse 4D and multi-component seismic data on land, in transition zones and offshore in depths reaching 3,000 meters, SAE offers a full suite of data processing and interpretation services utilizing its proprietary, patent-protected software, and also provides in-house logistical support services, such as program design, planning and permitting, camp services and infrastructure, surveying, drilling, environmental assessment and reclamation, and community relations. SAE operates crews around the world, performing major projects for its blue-chip customer base, which includes major integrated oil companies, national oil companies and large independent oil and gas exploration companies. With its global headquarters in Houston, Texas, SAE supports its operations through a multi-national presence in the United States, United Kingdom, Canada, Peru, Colombia, Bolivia, Malaysia, Singapore, and Australia. For more information, please visit SAE’s website at www.saexploration.com.

The information in SAE’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings SAE makes with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws with respect to SAE. These statements can be identified by the use of words or phrases such as “expects,” “estimates,” “projects,” “budgets,” “forecasts,” “anticipates,” “intends,” “plans,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions. These forward-looking statements include statements regarding SAE’s financial condition, results of operations and business and SAE’s expectations or beliefs concerning future periods and possible future events. These statements are subject to significant known and unknown risks and uncertainties that could cause actual results to differ materially from those stated in, and implied by, this press release. Risks and uncertainties that could cause actual results to vary materially from SAE’s expectations are described under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in SAE’s filings with the Securities and Exchange Commission. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contact

SAExploration Holdings, Inc.

Ryan Abney

Vice President, Finance

(281) 258-4400

rabney@saexploration.com